EXHIBIT 3.(i).4

                        FILED
              IN THE OFFICE OF THE
SECRETARY OF STATE OF THE STATE
            STATE OF NEVADA
                          [stamp]

                  CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                             (After Issuance of Stock)               Filed By:

JUN 09 1999                     IPVoice Communications, Inc.
No. C 3312-97                       Name of Corporation
/s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE
            [stamp]

I the undersigned, BARBARA WILL, PRESIDENT and ASSISTANTSECRETARY of IPVC.com. Inc.

do hereby certify:

     That the Board of Directors of said corporation at a meeting duly convened, held on May 24, 1999, adopted a resolution to amend the original articles as follows:

         Article 1 is hereby amended to read as follows:

The name of the corporation is : IPVoice.com, Inc.

     The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 14,347,758; that the said change(s) and amendment have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

/s/ Barbara S. Will                         /s/ Anthony K. Welch
--------------------------------            --------------------------------
President or Vice President                 Secretary or Assistant Secretary



State of   Colorado    )
                       ) ss.
County of  Jefferson   )

         On May 24, 1999 personally appeared before me, a Notary Public, Barbara
S. Will, who acknowledged that they executed the above instrument.

                                       /s/ Lillian M. Vader
                                       Signature of Notary
(Notary Stamp or Seal)
                                       My commission expires 8/12/99